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                                                                   EXHIBIT 10.65

                                                          Borrower's Federal Tax
                                                           Identification Number

                                PROMISSORY NOTE

$375,606.00                                                     October __, 2001
                                                      Greenville, South Carolina

         FOR VALUE RECEIVED, BRUNNER COMPANY INCOME PROPERTIES, L.P., I, a Delaware limited partnership, as successor in interest to Dayton & Associates VII (the "Borrower"), promises to pay to the order of NEW YORK LIFE INSURANCE COMPANY (together with any and all of its successors and assigns and/or any other holder of this Note, the "Holder") at 51 Madison Avenue, New York, New York (or at such other place or places as the Holder may designate) the principal sum of Three Hundred Seventy-Five Thousand Six Hundred Six and No/100 Dollars ($375,606.00) together with accrued interest thereon as specified and under the terms and conditions of this promissory note (the "Note").

         MODIFICATION, RENEWAL, AND EXTENSION OF ORIGINAL NOTE. The indebtedness evidenced by this Note constitutes a modification, extension, and renewal of that certain promissory note dated June 2, 1988, executed and delivered by Borrower to Holder in the original principal amount of Seven Million Fifty Thousand and No/100 Dollars ($7,050,000.00) (the "Original Note"), and both parties agree that this Note does not constitute a novation of the Original Note.

         INTEREST. The outstanding principal balance of the Note shall bear interest at a fixed rate equal to seven percent (7.0%) per annum. Interest shall be computed on the basis of a 365-day year on the actual number of days the principal is outstanding.

         MATURITY DATE. Unless sooner demanded as provided herein, the outstanding principal balance plus all accrued but unpaid interest shall be due and payable in full on May 10, 2002 (the "Maturity Date").

         SECURITY. This Note is secured inter alia by (a) a lien on that certain parcel of real property and improvement thereon pursuant to that certain Mortgage, Assignment of Leases and Rents and Security Agreement from Borrower dated June 6, 1988 to be effective June 8, 1988 and recorded with the Register of Deeds for Aiken County, South Carolina in Mortgage Book 1052 at Page 198, as amended, modified, or supplemented from time to time (the "Aiken Mortgage"); and
(b) a lien on that certain parcel of real property and improvement thereon pursuant to that certain Mortgage, Assignment of Leases and Rents and Security Agreement from Borrower dated June 2, 1988 and recorded with the Register of Deeds for Georgetown County, South Carolina in Mortgage Book 337 at Page 133, as amended, modified, or



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supplemented from time to time (the "Georgetown Mortgage" and together with the
Aiken Mortgage, collectively referred to herein as the "Mortgage").

         ACCELERATION. Holder shall have the right, at its sole option, upon fifteen (15) days prior written notice to Borrower, with or without cause and irregardless of whether an event of default shall exist or not, to accelerate repayment of this Note in full and demand Borrower repay this Note in full.

         PREPAYMENT. This Note may be prepaid in whole or in part without a premium or prepayment penalty on a date which is designated by Borrower in a written notice received by Holder at least ten (10) days prior to such date.

         PENALTY INTEREST. In the event that payment of interest or principal is not paid in full on the Maturity Date, the Borrower will pay to the Holder an interest rate of fourteen percent (14%) per annum (the "Default Interest Rate"). This provision for Default Interest shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrower a right to extend the Maturity Date. The Default Interest Rate is imposed for the purpose of defraying the expenses of Holder incident to handling such delinquent payment.

         APPLICATION OF PAYMENTS. All sums received by the Holder for application to the Note may be applied by the Holder to expenses, costs, interest, principal, and other amounts owing to the Holder in connection with the Note in the order selected by the Holder in its sole discretion.

         EXPENSES. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of South Carolina.



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         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal as of the day and year first above written.


                                    BRUNNER COMPANIES INCOME
                                    COMPANY PROPERTIES, L.P. I, A Delaware
                                    limited partnership


                                         By: BRUNNER MANAGEMENT, L.P., a
                                             Delaware limited partnership
                                         As its: General Partner


                                              By: BCIP I & III, LLC, a Georgia
                                                  limited liability company
                                              As its: General Partner


                                                    By:    /s/ James M. Hull
                                                       -------------------------
                                                             James M. Hull
                                                    As its: Member Manager


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